                                                                    EXHIBIT 12.2



                              XTRA MISSOURI, INC.
           STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
           ---------------------------------------------------------
                  For the three months ended December 31, 1994
                             (Millions of dollars)
                                  (Unaudited)

                                                                            1994
                                                                           ------
EARNINGS
Income from operations before provision for income taxes                   $32.7
 Add: Fixed charges (below)                                                  8.4
                                                                           -----
                                                                           $41.1
                                                                           =====

FIXED CHARGES
 Interest expense                                                          $ 8.3
 Interest portion of rent expense                                            0.1
                                                                           -----
                                                                           $ 8.4
                                                                           =====



Ratio of Earnings to Fixed Charges                                           4.9
                                                                           =====


Note: For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.